Index supplement to the prospectus dated April 13, 2023, the prospectus supplement dated April 13, 2023, the prospectus addendum dated June 3, 2024, the product supplement no. 4-I dated April 13, 2023 and the underlying supplement no. 22-I dated May 12, 2023

Registration Statement Nos. 333-270004 and 333-270004-01
Dated March 9, 2026
Rule 424(b)(3)

MARCH 2026

J.P. Morgan Total Return℠ Index

J.P.Morgan

Hypothetical and Actual Historical Monthly and Annual Returns

☐ Backtested using proxies ☐ Backtested ☐ Actual

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2004					-0.90%	0.13%	0.77%	1.84%	0.51%	1.64%	-0.50%	1.92%	5.50%
2005	1.18%	-0.16%	-1.51%	1.51%	1.70%	1.11%	-1.66%	1.85%	-1.67%	-1.52%	0.32%	0.69%	1.74%
2006	0.48%	0.53%	-0.44%	0.01%	-0.46%	0.07%	0.92%	1.16%	0.79%	0.83%	1.67%	-1.14%	4.47%
2007	-0.08%	1.79%	-0.63%	0.70%	-0.31%	-0.76%	0.30%	1.03%	0.75%	0.85%	3.14%	0.01%	6.94%
2008	2.34%	0.73%	0.28%	-1.01%	-0.51%	-0.87%	-0.30%	0.56%	-3.38%	-1.10%	4.22%	3.24%	4.04%
2009	-1.34%	-0.72%	1.06%	0.31%	2.08%	1.40%	2.13%	0.49%	1.82%	-0.05%	1.40%	0.01%	8.87%
2010	0.74%	0.54%	0.85%	0.85%	-1.63%	2.78%	1.89%	3.41%	0.12%	-0.31%	-1.62%	-0.59%	7.11%
2011	0.18%	0.50%	0.25%	1.31%	0.40%	-0.54%	3.02%	2.28%	1.56%	0.53%	-0.36%	1.80%	11.43%
2012	0.60%	0.34%	-1.12%	1.38%	0.26%	0.88%	2.80%	0.13%	-0.13%	0.56%	0.52%	0.07%	6.44%
2013	-0.83%	0.40%	0.20%	1.07%	-3.15%	-1.15%	0.35%	-0.48%	0.64%	0.76%	-0.01%	-0.12%	-2.37%
2014	1.07%	1.42%	0.47%	1.39%	1.99%	0.37%	-0.38%	2.50%	-1.97%	1.74%	1.27%	0.55%	10.83%
2015	4.20%	-2.06%	0.27%	-0.61%	-0.60%	-1.81%	0.24%	-0.40%	0.55%	-0.03%	-0.10%	-0.43%	-0.91%
2016	2.00%	1.07%	0.77%	0.50%	-0.07%	3.85%	1.37%	0.32%	-0.23%	-1.93%	-2.88%	0.68%	5.42%
2017	0.48%	0.60%	0.02%	0.61%	0.69%	0.15%	0.44%	1.31%	-0.77%	0.11%	0.08%	0.89%	4.71%
2018	-1.26%	-1.90%	0.20%	-0.25%	0.30%	0.18%	-0.03%	0.61%	-1.00%	-1.53%	0.26%	0.95%	-3.45%
2019	1.25%	-0.17%	1.86%	0.09%	2.59%	2.30%	0.46%	4.53%	-1.13%	0.26%	0.00%	0.34%	12.96%
2020	2.67%	0.87%	-2.95%	1.53%	0.64%	0.30%	1.09%	0.02%	-0.12%	-0.50%	2.81%	1.13%	7.62%
2021	-1.17%	-1.27%	0.09%	0.74%	0.45%	0.48%	0.84%	-0.01%	-1.53%	0.96%	0.21%	0.29%	0.04%
2022	-2.81%	-0.76%	-1.62%	-1.98%	0.50%	-2.36%	2.40%	-2.17%	-2.99%	-0.16%	2.28%	-0.34%	-9.72%
2023	2.34%	-1.63%	1.87%	0.50%	-0.65%	0.37%	0.67%	-0.33%	-1.30%	-0.58%	2.98%	2.59%	6.92%
2024	0.06%	-0.34%	0.91%	-1.52%	1.73%	0.47%	1.97%	1.36%	1.28%	-2.11%	1.47%	-1.86%	3.36%
2025	0.74%	1.29%	-0.05%	0.22%	-0.26%	0.99%	0.14%	1.41%	0.84%	0.26%	0.67%	-0.42%	5.98%
2026	0.32%	1.21%											1.53%

Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation.

Historical performance measures for the J.P. Morgan Total Return℠ Index (the "Index") represent hypothetical backtested performance using alternative performance for some constituents of the Index (the "Basket Constituents") from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026. Please see the "Use of hypothetical backtested returns" and "Use of alternative performance" at the end of this presentation for additional information related to backtesting and the use of alternative performance.

Except as noted above and in the sections entitled "Use of alternative performance" and "Use of hypothetical backtested returns" at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS.

Hypothetical and Actual Historical Monthly Weights

☐ Backtested using proxies ☐ Backtested ☐ Actual

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Feb 26	–	–	–	5%	20%	20%	20%	–	10%	15%	–	10%
Jan 26	–	20%	10%	–	20%	20%	20%	–	10%	–	–	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 25	–	–	15%	–	20%	20%	15%	–	10%	15%	–	5%
Nov 25	–	–	5%	–	20%	20%	20%	–	10%	15%	–	10%
Oct 25	5%	–	–	20%	20%	10%	–	10%	10%	15%	–	10%
Sep 25	–	5%	–	20%	20%	–	–	20%	10%	20%	–	5%
Aug 25	–	20%	–	20%	20%	–	–	10%	10%	20%	–	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

MARCH 2026 | J.P. Morgan Total Return SM Index The Basket Constituents are identified above by their respective tickers. Please refer to the “Selected Risks” and “Disclaime r” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in th e b acktest. The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights appl ied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of ea ch Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026. While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 201 4 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents aft er this date. Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to ba cktesting and the use of alternative performance in the backtest. Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypotheti cal and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT I NDI CATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS. U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Jul 25 — 20% — 15% 20% — — 20% 10% 15% — — Jun 25 20% — — 20% 15% — — 20% — 15% 10% — May 25 20% 20% — 20% — — 20% 20% — — — — Apr 25 20% — — 20% — — 15% 20% — 15% 10% — Mar 25 20% — — 20% 5% — — 20% 10% 20% 5% — Feb 25 20% — — 20% 20% — — 5% 10% 20% — 5% Jan 25 20% — — 20% 20% — 5% — 10% 20% 5% — U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Dec 24 — — — 15% 20% 15% 15% — 10% 20% — 5% Nov 24 — — — 10% 20% 15% 15% 5% 10% 15% — 10% Oct 24 5% — — 15% 20% 15% 20% — — 20% — 5% Sep 24 — 5% — 20% 20% 5% 20% — 10% 20% — — Aug 24 — — — 20% 20% — 5% 20% 10% 20% 5% — Jul 24 5% — — 20% 20% — — 20% 10% 15% — 10% Jun 24 5% — — 20% 20% — — 20% 10% 15% — 10% May 24 15% — — 20% 20% 10% — — 10% 5% 10% 10% Apr 24 20% — — 20% 20% — — 5% 10% 15% — 10% Mar 24 20% — — 20% 20% — — 5% 10% 10% 5% 10% Feb 24 20% — — 20% 20% 5% — — 10% 5% 10% 10% Jan 24 20% — — 20% 20% — 5% 5% 5% 20% 5% — U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Dec 23 20% — — 20% 20% 5% — — 10% 15% 10% — Nov 23 20% — — 20% 5% — — 20% 10% 15% 10% — Oct 23 20% — — 20% 20% — — 5% 10% 15% 10% — Sep 23 20% — — 20% 20% — — 5% 10% 20% 5% — Aug 23 20% — — 20% 5% — — 20% 10% 15% 10% — Jul 23 20% — — 20% 20% 5% — — 10% 15% 10% — Jun 23 20% — — 20% 20% — 5% — 10% 15% 10% — May 23 20% 5% — 20% 20% 10% — 5% — — 10% 10% Apr 23 20% — — 20% 20% — — 10% 10% 10% 10% — Mar 23 20% — — 20% 20% — 5% 15% — 10% 10% — Feb 23 20% — — 20% 20% — 15% 10% — 5% 10% — Jan 23 20% — — 20% 20% — 5% 20% — 5% 10% — U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Dec 22 20% — — 20% 20% — 15% — — 15% 10% — Nov 22 20% — — 20% 5% — 20% 15% — 10% 10% — Oct 22 20% 15% — 20% — — 20% 15% — — 10% — Sep 22 20% — — 20% 15% — 20% — — 5% 10% 10% Aug 22 20% — — 20% — — 20% 20% — 10% 10% —

MARCH 2026 | J.P. Morgan Total Return[SM] Index

J.P.Morgan

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Jul 22	20%	5%	–	20%	5%	–	20%	20%	–	–	10%	–
Jun 22	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
May 22	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
Apr 22	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
Mar 22	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
Feb 22	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
Jan 22	20%	–	20%	–	–	10%	–	20%	5%	15%	–	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 21	20%	5%	20%	–	–	10%	–	20%	–	15%	–	10%
Nov 21	–	–	15%	10%	10%	20%	–	20%	–	15%	–	10%
Oct 21	–	–	15%	–	20%	20%	–	20%	–	15%	–	10%
Sep 21	–	–	10%	–	15%	20%	–	20%	10%	15%	–	10%
Aug 21	–	–	–	10%	20%	20%	–	20%	5%	15%	–	10%
Jul 21	20%	–	–	20%	15%	–	–	20%	–	15%	–	10%
Jun 21	20%	–	–	20%	–	–	15%	20%	–	15%	–	10%
May 21	20%	–	–	20%	–	–	5%	20%	10%	15%	–	10%
Apr 21	20%	–	–	20%	–	–	5%	20%	10%	15%	–	10%
Mar 21	20%	–	–	20%	–	–	20%	15%	–	20%	–	5%
Feb 21	–	–	–	20%	20%	–	5%	20%	10%	15%	–	10%
Jan 21	–	–	–	5%	20%	20%	–	20%	10%	15%	–	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 20	–	–	5%	–	20%	20%	–	20%	10%	15%	–	10%
Nov 20	–	–	–	5%	20%	20%	–	20%	10%	15%	–	10%
Oct 20	–	5%	–	20%	20%	5%	–	15%	10%	5%	10%	10%
Sep 20	20%	20%	–	10%	5%	–	20%	20%	–	5%	–	–
Aug 20	20%	20%	–	15%	–	–	20%	20%	–	5%	–	–
Jul 20	20%	20%	–	15%	–	–	20%	20%	–	5%	–	–
Jun 20	20%	20%	–	15%	–	–	20%	20%	–	5%	–	–
May 20	20%	20%	–	20%	–	–	20%	15%	–	5%	–	–
Apr 20	20%	20%	–	15%	–	–	20%	20%	–	5%	–	–
Mar 20	–	–	15%	10%	20%	20%	15%	15%	–	–	5%	–
Feb 20	–	–	15%	10%	20%	20%	–	–	10%	15%	–	10%
Jan 20	–	–	15%	10%	20%	20%	–	–	10%	15%	–	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 19	–	–	15%	10%	20%	20%	5%	–	5%	15%	–	10%
Nov 19	–	5%	15%	5%	20%	20%	5%	–	10%	10%	–	10%
Oct 19	–	–	20%	5%	20%	20%	5%	–	5%	20%	–	5%
Sep 19	–	15%	20%	–	20%	20%	–	5%	10%	–	–	10%
Aug 19	–	20%	20%	–	20%	20%	–	–	10%	–	–	10%

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

MARCH 2026 | J.P. Morgan Total Return[SM] Index

J.P.Morgan

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Jul 19	–	5%	20%	–	20%	20%	–	–	10%	20%	–	5%
Jun 19	–	20%	20%	–	20%	20%	–	–	10%	–	–	10%
May 19	–	20%	20%	–	20%	20%	–	–	10%	10%	–	–
Apr 19	–	20%	20%	–	20%	20%	10%	–	10%	–	–	–
Mar 19	–	20%	–	10%	20%	–	20%	–	10%	20%	–	–
Feb 19	–	20%	20%	10%	20%	–	20%	–	10%	–	–	–
Jan 19	20%	20%	–	20%	20%	–	20%	–	–	–	–	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 18	20%	20%	–	20%	–	–	20%	–	–	10%	10%	–
Nov 18	20%	20%	–	20%	15%	–	–	–	–	20%	5%	–
Oct 18	15%	–	–	20%	20%	–	–	20%	–	20%	–	5%
Sep 18	–	20%	20%	–	–	–	15%	20%	–	15%	–	10%
Aug 18	20%	–	–	20%	–	–	15%	20%	–	15%	–	10%
Jul 18	20%	–	–	20%	–	–	15%	20%	–	5%	10%	10%
Jun 18	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
May 18	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
Apr 18	20%	–	15%	20%	–	–	–	20%	–	5%	10%	10%
Mar 18	20%	–	–	20%	5%	–	–	20%	10%	15%	10%	–
Feb 18	–	–	–	20%	5%	20%	–	20%	10%	20%	5%	–
Jan 18	–	–	20%	–	–	20%	10%	20%	10%	20%	–	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 17	–	–	20%	–	20%	20%	5%	–	10%	15%	–	10%
Nov 17	–	–	20%	–	20%	20%	10%	–	10%	20%	–	–
Oct 17	–	–	20%	–	20%	20%	5%	–	10%	20%	–	5%
Sep 17	–	20%	20%	–	5%	20%	–	–	10%	15%	–	10%
Aug 17	–	5%	20%	–	20%	20%	–	–	10%	15%	–	10%
Jul 17	–	5%	20%	–	20%	20%	–	–	10%	15%	–	10%
Jun 17	–	15%	20%	–	10%	20%	–	–	10%	15%	–	10%
May 17	15%	–	–	20%	20%	10%	–	–	10%	20%	–	5%
Apr 17	20%	–	–	20%	20%	–	–	5%	10%	20%	–	5%
Mar 17	20%	–	–	20%	15%	–	–	20%	–	20%	5%	–
Feb 17	20%	–	–	20%	15%	–	–	20%	–	20%	5%	–
Jan 17	20%	–	–	20%	20%	–	15%	–	–	20%	5%	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 16	20%	–	–	20%	20%	–	–	5%	10%	20%	5%	–
Nov 16	–	–	5%	–	20%	20%	–	20%	10%	20%	–	5%
Oct 16	–	–	20%	–	20%	20%	–	5%	10%	20%	–	5%
Sep 16	–	–	20%	–	20%	20%	–	5%	10%	20%	–	5%
Aug 16	–	–	20%	–	5%	20%	–	20%	10%	20%	–	5%

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

MARCH 2026 | J.P. Morgan Total Return SM Index The Basket Constituents are identified above by their respective tickers. Please refer to the “Selected Risks” and “Disclaime r” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in th e b acktest. The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights appl ied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of ea ch Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026. While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 201 4 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents aft er this date. Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to ba cktesting and the use of alternative performance in the backtest. Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypotheti cal and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT I NDI CATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS. U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Jul 16 — 20% 20% — — 20% — 10% 10% 20% — — Jun 16 — 20% 20% — — 20% — 5% 10% 15% — 10% May 16 — 20% 15% — 10% 20% — 20% 10% — — 5% Apr 16 — 10% 20% — 15% 20% — 15% 10% — — 10% Mar 16 — 20% 20% — — — 20% 20% 10% — — 10% Feb 16 10% 20% 20% 20% 10% — 20% — — — — — Jan 16 — 20% 20% 20% — — 20% — — — 10% 10% U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Dec 15 — 20% 20% — 20% — 20% — 10% — — 10% Nov 15 15% 20% 15% 20% — — 20% — — — — 10% Oct 15 20% 20% — 20% 10% — 20% — — — 10% — Sep 15 20% 20% 10% 20% — — 20% — — — — 10% Aug 15 20% — — 20% 5% — 20% — 10% 5% 10% 10% Jul 15 20% — — 20% 20% — 5% — 10% 20% — 5% Jun 15 — 20% 15% — 20% — 20% — — 15% — 10% May 15 — 20% 20% 5% — — 20% — 10% 15% — 10% Apr 15 — 20% 20% — 15% — 20% — — 15% — 10% Mar 15 — 15% 20% — 5% 15% 20% — — 15% — 10% Feb 15 5% 20% 20% — — 20% 10% — — 15% — 10% Jan 15 5% 20% 20% — — 20% 20% — — — 5% 10% U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Dec 14 — 20% 20% — — 20% 20% — 10% — — 10% Nov 14 — 20% 20% — — 20% 15% — 10% 5% — 10% Oct 14 — 20% 20% — — 20% 20% — 10% — — 10% Sep 14 — 15% 20% — — 20% 5% 20% 10% — — 10% Aug 14 — 5% 20% — — 20% — 20% 10% 15% — 10% Jul 14 — 5% 20% — — 20% — 20% 10% 15% — 10% Jun 14 — 5% 20% — — 20% — 20% 10% 15% — 10% May 14 — — 20% — 20% 20% 5% — 10% 15% — 10% Apr 14 — — 20% — 20% 20% 5% — 10% 15% — 10% Mar 14 — 10% 20% — 15% 20% — — 10% 20% — 5% Feb 14 — — 15% — 20% 20% 20% — — 20% — 5% Jan 14 — — — 10% 20% 20% 20% — 10% 20% — — U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Dec 13 20% — — 20% 20% — 20% — — 20% — — Nov 13 20% — — 20% 15% — 20% — — 15% 10% — Oct 13 20% — — 20% 20% — 15% — — 15% 10% — Sep 13 20% — — 20% 20% — 15% — — 15% 10% — Aug 13 20% — — 20% 20% — 15% — — 20% 5% —

MARCH 2026 | J.P. Morgan Total Return SM Index The Basket Constituents are identified above by their respective tickers. Please refer to the “Selected Risks” and “Disclaime r” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in th e b acktest. The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights appl ied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of ea ch Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026. While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 201 4 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents aft er this date. Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to ba cktesting and the use of alternative performance in the backtest. Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypotheti cal and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT I NDI CATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS. U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Jul 13 20% — — 20% 20% — 15% — — 5% 10% 10% Jun 13 20% — — 20% 20% — 15% — — 15% — 10% May 13 — 20% 5% — 20% 20% — — 10% 20% — 5% Apr 13 20% 15% — 20% 20% — — — — 20% — 5% Mar 13 — — — 20% 20% 5% — 20% 10% 20% — 5% Feb 13 5% — — 20% 20% — — 20% 10% 20% — 5% Jan 13 — — — 5% 20% 20% — 20% 10% 20% — 5% U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Dec 12 — 5% — — 20% 20% — 20% 10% 20% — 5% Nov 12 — — 20% — 20% 20% — 5% 10% 15% — 10% Oct 12 — 20% 20% — — 20% — 5% 10% 20% — 5% Sep 12 — 15% 20% — 5% 20% — 5% 10% 20% — 5% Aug 12 — 20% 20% — 5% 20% — — 10% 15% — 10% Jul 12 — 15% 20% — 10% 20% — — 10% 15% — 10% Jun 12 — — 20% — 20% 20% — 10% 5% 15% — 10% May 12 — 20% — — 20% 20% — 5% 10% 15% — 10% Apr 12 — — — 5% 20% 20% — 20% 10% 15% — 10% Mar 12 — — 10% — 15% 20% — 20% 10% 20% — 5% Feb 12 — 5% 20% 10% 10% — 20% — 10% 15% — 10% Jan 12 20% 5% 20% 10% — — 20% — 5% 20% — — U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Dec 11 20% — 20% 20% — — 10% 10% — 15% 5% — Nov 11 10% 20% 15% 20% — — — 5% 10% 20% — — Oct 11 15% 20% 15% 15% — — 20% — 5% 10% — — Sep 11 20% 20% 10% — — — 20% 15% 10% 5% — — Aug 11 — 20% 10% — 15% 20% — 20% 10% 5% — — Jul 11 — 20% 10% — 10% 20% — 20% 10% — — 10% Jun 11 — — 10% — 20% 20% 5% 20% — 20% — 5% May 11 15% — — 20% — — 20% 20% — 20% — 5% Apr 11 20% — — 20% — — 20% 15% — 20% — 5% Mar 11 — — — 20% 20% — 15% 20% — 20% — 5% Feb 11 15% — — 20% 20% — — 20% — 20% — 5% Jan 11 — — — 5% 20% 20% — 20% 10% 20% — 5% U.S. Treasury Bonds Investment - Grade Credit Other Gov’t or Agency Bonds Other Credit 1 – 3 Year Treasuries (SHY) 7 – 10 Year Treasuries (IEF) 20+ Year Treasuries (TLT) 1 – 3 Year Credit (IGSB) Intermed. Credit (IGIB) 10+ Year Credit (IGLB) Agency MBS (MBB) Inflation - Protected (TIP) Emerging Markets (EMB) High Yield Corporate (HYG) Floating Rate (FLOT) Preferred Stock (PFF) Dec 10 — 20% — — 5% 20% — 20% 10% 15% — 10% Nov 10 — 20% 5% — 20% — — 20% 10% 15% — 10% Oct 10 — 20% 20% — 10% 5% 10% — 10% 15% — 10% Sep 10 — 20% 20% — 15% 5% 5% 5% 10% 10% — 10% Aug 10 — 20% 20% — 10% 15% — — 10% 15% — 10%

MARCH 2026 | J.P. Morgan Total Return℠ Index
J.P.Morgan

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Jul 10	–	20%	20%	–	10%	10%	20%	–	10%	–	–	10%
Jun 10	–	10%	20%	–	20%	20%	–	–	5%	15%	–	10%
May 10	–	–	–	–	20%	20%	5%	20%	10%	15%	–	10%
Apr 10	–	–	–	20%	20%	–	20%	5%	10%	15%	–	10%
Mar 10	–	–	–	–	20%	20%	5%	20%	10%	15%	–	10%
Feb 10	–	–	–	–	20%	20%	5%	20%	10%	20%	–	5%
Jan 10	–	–	–	5%	20%	20%	–	20%	10%	15%	–	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 09	–	5%	–	–	20%	20%	–	20%	10%	20%	–	5%
Nov 09	–	–	–	10%	20%	20%	5%	10%	10%	10%	5%	10%
Oct 09	–	–	–	15%	20%	15%	15%	–	10%	10%	5%	10%
Sep 09	5%	–	–	20%	20%	5%	20%	–	10%	–	10%	10%
Aug 09	5%	–	–	20%	20%	5%	20%	–	10%	5%	10%	5%
Jul 09	–	–	–	20%	20%	10%	10%	15%	10%	5%	10%	–
Jun 09	–	–	–	20%	20%	10%	20%	–	10%	10%	10%	–
May 09	10%	–	–	5%	20%	20%	20%	–	10%	5%	10%	–
Apr 09	20%	20%	–	5%	20%	–	20%	–	5%	–	10%	–
Mar 09	20%	15%	5%	20%	10%	–	20%	–	–	–	10%	–
Feb 09	20%	20%	5%	20%	5%	–	20%	–	–	–	10%	–
Jan 09	20%	20%	5%	20%	–	–	20%	–	5%	–	10%	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 08	20%	20%	5%	20%	–	–	20%	–	5%	–	10%	–
Nov 08	20%	15%	10%	20%	5%	–	20%	–	–	–	10%	–
Oct 08	20%	10%	20%	20%	–	–	20%	–	–	–	10%	–
Sep 08	–	15%	20%	5%	–	–	20%	5%	10%	15%	10%	–
Aug 08	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
Jul 08	20%	20%	–	20%	–	–	10%	20%	–	–	10%	–
Jun 08	15%	–	–	20%	–	–	20%	20%	–	15%	–	10%
May 08	20%	20%	–	15%	–	–	20%	20%	–	–	–	5%
Apr 08	20%	20%	–	10%	–	–	20%	20%	10%	–	–	–
Mar 08	20%	20%	5%	15%	–	–	10%	20%	10%	–	–	–
Feb 08	20%	20%	10%	10%	–	–	10%	20%	10%	–	–	–
Jan 08	20%	15%	15%	5%	–	–	15%	20%	10%	–	–	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 07	5%	20%	20%	20%	–	–	5%	20%	10%	–	–	–
Nov 07	10%	20%	20%	20%	–	–	10%	20%	–	–	–	–
Oct 07	20%	20%	10%	20%	–	–	10%	20%	–	–	–	–
Sep 07	20%	20%	–	20%	–	–	10%	20%	–	–	10%	–
Aug 07	20%	20%	10%	20%	–	–	–	20%	–	–	10%	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

MARCH 2026 | J.P. Morgan Total Return℠ Index

J.P.Morgan

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Jul 07	20%	–	–	20%	15%	–	–	20%	–	5%	10%	10%
Jun 07	20%	–	–	20%	5%	–	20%	–	10%	20%	–	5%
May 07	–	5%	–	20%	20%	–	20%	–	10%	20%	–	5%
Apr 07	–	–	–	5%	20%	20%	20%	–	10%	15%	–	10%
Mar 07	–	5%	20%	–	20%	20%	–	–	10%	20%	–	5%
Feb 07	–	–	5%	–	20%	20%	20%	–	10%	15%	–	10%
Jan 07	–	20%	20%	–	–	20%	5%	–	10%	15%	–	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 06	–	20%	20%	–	–	20%	20%	–	10%	–	–	10%
Nov 06	–	20%	20%	–	–	20%	20%	–	10%	–	–	10%
Oct 06	–	20%	20%	–	10%	20%	–	20%	10%	–	–	–
Sep 06	–	20%	–	–	20%	–	20%	20%	10%	–	10%	–
Aug 06	20%	–	–	20%	20%	–	20%	–	10%	–	10%	–
Jul 06	20%	–	–	20%	15%	–	20%	–	–	15%	10%	–
Jun 06	20%	–	–	20%	5%	–	20%	–	10%	15%	10%	–
May 06	20%	–	–	20%	5%	–	20%	–	10%	20%	–	5%
Apr 06	20%	–	–	20%	5%	–	20%	–	10%	15%	–	10%
Mar 06	20%	–	–	20%	5%	–	20%	–	10%	5%	10%	10%
Feb 06	20%	–	–	5%	–	–	20%	20%	10%	5%	10%	10%
Jan 06	20%	–	–	20%	–	–	5%	20%	10%	5%	10%	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 05	20%	–	–	20%	5%	–	20%	–	10%	15%	10%	–
Nov 05	20%	–	5%	20%	20%	–	–	–	10%	20%	5%	–
Oct 05	–	20%	20%	–	–	15%	–	20%	10%	5%	–	10%
Sep 05	–	20%	20%	–	–	20%	20%	–	10%	–	10%	–
Aug 05	–	20%	20%	–	–	20%	5%	–	10%	20%	5%	–
Jul 05	–	20%	20%	–	–	20%	15%	5%	10%	–	10%	–
Jun 05	–	20%	20%	–	–	20%	20%	5%	10%	–	5%	–
May 05	10%	–	20%	–	–	20%	15%	20%	5%	–	10%	–
Apr 05	–	–	20%	–	–	20%	5%	20%	10%	20%	5%	–
Mar 05	–	–	20%	–	–	20%	5%	20%	10%	15%	–	10%
Feb 05	–	–	20%	–	–	20%	5%	20%	10%	15%	–	10%
Jan 05	–	–	20%	–	–	20%	5%	20%	10%	15%	–	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 04	–	–	20%	–	–	20%	10%	15%	10%	20%	–	5%
Nov 04	–	–	15%	–	–	20%	15%	15%	10%	20%	–	5%
Oct 04	–	–	20%	–	–	15%	15%	20%	5%	20%	5%	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

MARCH 2026 | J.P. Morgan Total Return[SM] Index

J.P.Morgan

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Sep 04	5%	–	–	20%	–	–	20%	20%	10%	20%	5%	–
Aug 04	5%	–	–	20%	–	–	20%	20%	10%	20%	5%	–
Jul 04	15%	–	–	20%	–	–	20%	20%	–	15%	10%	–
Jun 04	–	–	–	20%	20%	–	20%	20%	–	20%	–	–
May 04	–	–	15%	–	20%	20%	20%	–	–	20%	–	5%
Apr 04	–	–	15%	–	–	20%	10%	20%	10%	15%	–	10%

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to February 28, 2026.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

MARCH 2026 | J.P. Morgan Total Return℠ Index

J.P.Morgan

Selected Risks

- Our affiliate, J.P. Morgan Securities LLC ("JPMS"), is the Index Sponsor and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS is responsible could have an impact, positive or negative, on the level of the Index and the value of your investment. JPMS is under no obligation to consider your interest as an investor with returns linked to the Index.
- The Index was established on July 13, 2017, and has a limited operating history.
- There are risks associated with a momentum-based investment strategy. If market conditions do not represent a continuation of prior observed trends, Index performance may be adversely impacted.
- The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.
- The Index may not be successful, may not outperform any alternative strategy and may not maintain volatility below its historical volatility threshold of 5%.
- The investment strategy used to construct the Index involves monthly rebalancing and weighting constraints that are applied to the Basket Constituents, which may adversely impact performance.
- Changes in the values of the Basket Constituents may offset each other.
- There are risks associated with correlation between the Basket Constituents. If the performances of the Basket Constituents become highly correlated during periods of negative performance, Index performance may be adversely impacted.
- Each Basket Constituent composing the Index may be replaced by a substitute constituent upon the occurrence of certain extraordinary events.
- The Index should not be compared to any other index or strategy sponsored by any of our affiliates and cannot necessarily be considered a revised, enhanced or modified version of any other J.P. Morgan index.
- The securities of our parent company, JPMorgan Chase & Co., are held by several of the Basket Constituents.
- The performance of an ETF, particularly during periods of market volatility, may not correlate with the performance of its reference index.
- The Index is subject to significant risks associated with fixed-income securities (including interest rate-related risks and credit risk), high-yield fixed-income securities (including credit risk), floating rate notes, mortgage-backed securities, preferred stock, and non-U.S. securities markets, including emerging markets.
- Investments linked to the index may be subject to the credit risk of JPMorgan Chase Bank, N.A.

The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section in the prospectus supplement and the relevant product supplement and underlying supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

Disclaimer

Important Information
The information contained in this document is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. All information herein is subject to change without notice, however, J.P. Morgan undertakes no duty to update this information. In the event of any inconsistency between the information presented herein and any offering document, the offering document shall govern.

Use of hypothetical backtested returns
Any backtested historical performance and weighting information included herein is hypothetical. The constituents and proxy constituents may not have traded together in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance. There are frequently significant differences between hypothetical backtested performance and actual subsequent performance. The use of alternative "proxy" information may create additional differences between hypothetical backtested and actual performance and allocations.

The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index. J.P. Morgan provides no assurance or guarantee that investments linked to the Index will operate or would have operated in the past in a manner consistent with these materials. The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document. HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS.

Use of alternative performance
The information provided herein uses "backtesting" and considers other hypothetical circumstances to estimate how the Index may have performed and how Basket Constituents may have been allocated prior to the actual existence of the Index. Prior to 6/26/14, the Index's hypothetical backtested performance relies on, and its weights are applied to, alternative "proxy" performance for some of the Basket Constituents identified above. Additionally, alternative performance information for certain Basket Constituents may have been considered in determining hypothetical weight allocations for such Basket Constituents after this date. Prior to each such Basket Constituent's launch and satisfaction of a minimum liquidity standard, the backtesting uses (in lieu of actual performance) alternative performance derived from the reference index tracked by that Basket Constituent as of the Index's live date, after deduction of hypothetical fund expenses (in each case, as specified in the accompanying parenthetical) equal to that Basket Constituent's expense ratio as of the Index's live date, as follows: the Barclays U.S. 7-10 Year Treasury Bond Index was used as a proxy for IEF through 4/23/04 (-0.15% p.a.); the Barclays U.S. 20+ Year Treasury Bond Index was used as a proxy for TLT through 4/16/04 (-0.15% p.a.); the Bloomberg Barclays US 1-3 Year Credit Bond Index was used as a proxy for IGSB through 1/13/09 (-0.2% p.a.); the Bloomberg Barclays US Intermediate Credit Bond Index was used as a proxy for IGIB through 4/6/09 (-0.2% p.a.); the Bloomberg Barclays US Long Credit Bond Index was used as a proxy for IGLB through 6/25/14 (-0.2% p.a.); the Bloomberg Barclays US Mortgage Backed Securities (MBS) Index was used as a proxy for MBB through 9/11/08 (-0.29% p.a.); the Bloomberg Barclays US Treasury Inflation Protected Securities (TIPS) Index (Series-L) was used as a proxy for TIP through 5/27/04 (-0.2% p.a.); the J.P. Morgan EMBISM Global Core Index was used as a proxy for EMB through 11/17/09 (-0.4% p.a.); the Markit iBoxx® USD Liquid High Yield Index was used as a proxy for HYG through 5/23/08 (-0.5% p.a.); the Bloomberg Barclays US Floating Rate Note < 5 Years Index was used as a proxy for FLOT through 1/15/13 (-0.2% p.a.); and the S&P U.S. Preferred Stock Index was used as a proxy for PFF through 10/20/08 (-0.47% p.a.). Prior to the relevant date of last use of proxy specified above for a particular Basket Constituent, the hypothetical allocation to such Basket Constituent in the hypothetical and actual historical monthly weights tables above was actually made to the relevant proxy identified in the preceding paragraph.

Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors. This material is not a product of J.P. Morgan Research Departments.

Copyright © 2026 JPMorgan Chase & Co. All rights reserved. For additional regulatory disclosures, please consult: www.jpmorgan.com/disclosures. Information contained on this website is not incorporated by reference in, and should not be considered part of, this document. This monthly update document replaces and supersedes all prior written materials of this type previously provided with respect to the Index.